Exhibit 22
List of Guarantors and Issuers of Guaranteed Securities

As of September 30, 2020, Ventas, Inc. is the guarantor of the outstanding guaranteed debt securities of its subsidiaries, as listed below.

Debt Instrument	Issuer

Floating Rate Senior Notes, Series F due 2021	Ventas Canada Finance Limited
3.25% Senior Notes due 2022	Ventas Realty, Limited Partnership and Ventas Capital Corporation
3.30% Senior Notes, Series C due 2022	Ventas Canada Finance Limited
3.125% Senior Notes due 2023	Ventas Realty, Limited Partnership
3.10% Senior Notes due 2023	Ventas Realty, Limited Partnership
2.55% Senior Notes, Series D due 2023	Ventas Canada Finance Limited
3.50% Senior Notes due 2024	Ventas Realty, Limited Partnership
3.75% Senior Notes due 2024	Ventas Realty, Limited Partnership
4.125% Senior Notes, Series B due 2024	Ventas Canada Finance Limited
2.80% Senior Notes, Series E due 2024	Ventas Canada Finance Limited
3.50% Senior Notes due 2025	Ventas Realty, Limited Partnership
2.65% Senior Notes due 2025	Ventas Realty, Limited Partnership
4.125% Senior Notes due 2026	Ventas Realty, Limited Partnership
3.25% Senior Notes due 2026	Ventas Realty, Limited Partnership
3.85% Senior Notes due 2027	Ventas Realty, Limited Partnership
4.00% Senior Notes due 2028	Ventas Realty, Limited Partnership
4.40% Senior Notes due 2029	Ventas Realty, Limited Partnership
3.00% Senior Notes due 2030	Ventas Realty, Limited Partnership
4.75% Senior Notes due 2030	Ventas Realty, Limited Partnership
5.70% Senior Notes due 2043	Ventas Realty, Limited Partnership
4.375% Senior Notes due 2045	Ventas Realty, Limited Partnership
4.875% Senior Notes due 2049	Ventas Realty, Limited Partnership